          UR   UNITED REGISTRAR SERVICES LLC.

United Registrar Services, LLC. hereby certifies that

Quality Bending and Fabrication, Inc.

10005 SW Herman Road

Tualatin, OR 97062 USA

has established and applies a quality system for the

Fabrication and Assembly of metal components including

CNC and conventional machining, welding, laser cutting,

and tube bending.

An on-site audit was performed and documented.

Proof has been furnished that the requirements according to

ISO 9001: 2000

are fulfilled.

Further clarification regarding the scope of this certificate and the applicability of IS09001:2000 requirements may be obtained by contacting the United Registrar Services, LLC.

Certificate Registration No. 08-1036

                                      The certificate is valid from

The certificate is valid until

                            May 19, 2009

    May 18, 2012

                                                                                                               Date of issue: May 19, 2009

                             LOGO

                                                                                                                                                                    Kelly Hopkins

                                              Quality Systems Division

                                                                     www.unitedregistrars.com

                      TGA-ZM-04-06-00